UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2006, LandAmerica Financial Group, Inc. (the “Company”), CTG Acquisition Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), and Capital Title Group, Inc. (“Capital Title”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement sets forth the terms and conditions of the Company’s acquisition of Capital Title through the merger of Merger Sub with and into Capital Title (the “Merger”). Capital Title will continue as the surviving corporation in the Merger and will be a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Company will issue to the shareholders of Capital Title, for each share of Capital Title common stock that they own immediately prior to the effective time of the Merger, $8.00 in cash or 0.122 shares of the Company’s common stock (the “Exchange Rate”), subject to certain adjustments and limitations described below. The Exchange Rate was based on the average of the daily closing prices of the Company’s common stock for the 15 trading day period (the “Average Price”) immediately preceding the date of the Merger Agreement and reflects a value of $8.00 per share of Capital Title common stock.

As of March 28, 2006, there were 29,477,834 issued and outstanding shares of Capital Title common stock and outstanding options and warrants to purchase 4,032,929 shares of Capital Title common stock. Capital Title has agreed to contribute the proceeds from the exercise of any such outstanding options and warrants prior to the effective time of the Merger to the cash component of the merger consideration. This contribution will offset the cash payments to be paid by the Company for the additional shares of Capital Title common stock that will have been issued upon the exercise of such options and warrants. Any such outstanding options and warrants that are not exercised prior to the effective time of the Merger will expire and be cancelled at that time.

The adjustments and limitations that may affect the consideration to be paid by the Company to the shareholders of Capital Title under the Merger Agreement include a potential adjustment to the Exchange Rate at the effective time of the Merger and a limitation on the mixture of the aggregate consideration to be paid to holders of Capital Title common stock, as described below. In the event that the Average Price immediately preceding the effective time of the Merger multiplied by the initial Exchange Rate is more than $8.25, then the Exchange Rate shall be adjusted so that it reflects at such effective time a value of $8.25 per share of Capital Title common stock. In the event that such Average Price is less than $7.75, then the Exchange Rate shall be adjusted so that it reflects at that time a value of $7.75 per share of Capital Title common stock.

In addition, the mixture of the aggregate merger consideration that the Company will pay to the shareholders of Capital Title will be 20% in the form of shares of the Company’s common stock and 80% in the form of cash. Although each shareholder of Capital Title will be able to elect the form of consideration for its shares of Capital Title common stock, elections may be re-allocated following the effective time of the Merger in order to satisfy the foregoing limitation.

In the event that the Average Price at the effective time of the Merger is less than or equal to 85% of the Average Price as of the date the Merger Agreement, then Capital Title may terminate the Merger Agreement unless either (i) the parties agree to adjust the mixture of the aggregate merger consideration or (ii) the Company elects to pay all of the merger consideration in cash. The Company nevertheless may elect to pay all of the merger consideration in cash in such a situation even if Capital Title does not intend to terminate the Merger Agreement.

Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by Capital Title’s shareholders and the receipt of all required regulatory approvals. The Merger is expected to be completed in the third quarter of 2006.

The Merger Agreement provides that, if (i) Capital Title terminates the Merger Agreement in order to pursue an offer from another party and such a transaction occurs within one year from the termination of the Merger Agreement, (ii) an offer from another party has been made and Capital title consummates such a transaction within one year of (A) either party’s termination of the Merger Agreement due to a failure to consummate the Merger by December 31, 2006 or to obtain approval of the Merger by the shareholders of Capital Title or (B) Company’s termination of the Merger Agreement due to Capital Title’s breach of the Merger Agreement or (iii) the Company terminates the Merger Agreement due to Capital Title’s breach of certain terms of the Merger Agreement relating to the approval of the Merger by the Capital Title’s shareholders, Capital Title will pay the Company a termination fee of $15 million.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. Such information can be found in the other public filings that the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties by the Company are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While the Company does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

A copy of the joint press release announcing the Merger is being filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2006, by and among LandAmerica Financial Group, Inc., CTG Acquisition Corporation and Capital Title Group, Inc.

99.1	Joint Press Release dated March 29, 2006, announcing execution of the Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

Date: March 29, 2006	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2006, by and among LandAmerica Financial Group, Inc., CTG Acquisition Corporation and Capital Title Group, Inc.

99.1	Joint Press Release dated March 29, 2006, announcing execution of the Merger Agreement